UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): September 9, 2015

SOURCE FINANCIAL, INC.

(Exact name of registrant as specified in its charter)

Delaware	000-55122	80-0142655
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

Level6/97 Pacific Highway North Sydney NSW 2060 Australia
(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code: +61 2 8907-2500

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a -12)

☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d -2(b))

☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e -4(c))

Item 3.02 Unregistered Sales of Equity Securities.

On September 9, 2015, our Board of Directors authorized the issuance of 960,000 restricted shares of common stock to Hugh Evans, our CEO, and 160,000 restricted shares of common stock to Klaus Selinger, Chairman of our Board of Directors, as stock awards for services rendered. The issuance of the shares was exempt from the registration requirements of the Securities Act under Regulation S under the Securities Act, as well as the exemption available under Rule 506 of Regulation D promulgated pursuant to Section 4(2) of the Securities Act and Section 4(2). Messrs. Evans and Selinger are not “US Persons” as defined in Rule 902(l) of Regulation S and are “accredited investors” with the meaning of Rule 501(a) of Regulation D.

On September 9, 2015, our Board of Directors granted stock options to purchase a total of 2,225,000 shares of common stock to directors, officers and other employees pursuant to our 2013 Omnibus Stock Incentive Plan, including options to purchase 1,000,000 shares granted to Hugh Evans, our CEO, options to purchase 400,000 shares granted to Mark Cameron, Commercial Director of Moneytech Ltd., options to purchase 25,000 shares granted to Brian Pullar, our CFO, and options to purchase 75,000 shares granted to each of Klaus Selinger and John Wolfgang, non-employee directors. The options vest in monthly installments on the last day of each calendar month commencing October 31, 2015 until fully vested on September 30, 2017 (except that the options granted to Messrs. Selinger and Wolfgang become fully vested on September 30, 2016), and are exercisable to the extent vested commencing six months after the date of grant at an initial exercise price of $0.40 per share, except that the initial exercise price of the options granted to Mr. Evans is $0.44 per share. The expiration date of all of the options is September 9, 2025. The grant of the options to all of the individuals granted options, other than John Wolfgang, is exempt from the registration requirements of the Securities Act under Regulation S under the Securities Act since none of those individuals is a “US Persons” as defined in Rule 902(l) of Regulation S. In addition, since Messrs. Evans, Selinger and Wolfgang are “accredited investors” with the meaning of Rule 501(a) of Regulation D, the grants to each of them is exempt from the registration requirements of the Securities Act under Rule 506 of Regulation D.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: September 11, 2015

SOURCE FINANCIAL, INC.

By:	/s/ Hugh Evans
Hugh Evans President and Chief Executive Officer

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